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                                 EXHIBIT 24 (b)


March 22, 2001


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-88661) of Chieftain International, Inc. of our report dated February 1, 2001 relating to the consolidated financial statements for the year ended December 31, 2000 that appear in this Form 10-K.


(signed) PricewaterhouseCoopers LLP

Chartered Accountants
Edmonton, Alberta, Canada